UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
WELLTEK INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-157360	98-0610431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 North Orange Avenue, Ste. 300, Orlando, FL	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (407) 704-8950
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
Effective on March 30, 2011 (the “Closing Date”), pursuant to a Stock Purchase Agreement dated March 30, 2001 (the “Stock Purchase Agreement”), WellTek Incorporated (“WellTek” or the “Company”) acquired 100% of the issued and outstanding common stock of Stem Cells for Hope, Inc. in exchange for 15,000,000 of the Company’s issued and outstanding common stock. As of the Closing Date, Vladimir Kravchenko was appointed to the Board of Directors of WellTek and will serve as President of the Company and Peter Sidorenko will serve as Senior Vice President of the Company.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
As disclosed under Item 2.01 above, in connection with the Stock Purchase we issued 15,000,000 shares of our common stock to the shareholders of Stem Cells for Hope, Inc.. The securities were issued in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The issued securities are restricted, and the certificates representing the shares contain a standard restrictive legend.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
As a result of the Stock Purchase, on March 30, 2011, the following officers and directors were appointed:

Name	Position

Vladimir Kravchenko	President and Director
Peter Sidorenko	Senior Vice President
The disclosures in ITEM 2.01 regarding the foregoing appointments and resignations are hereby incorporated by reference into this ITEM 5.02.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements
(i) The applicable financial statement and pro forma financial statement shall be filed within 71 days of the date this initial filing is required to be filed.
(b) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated March 30, 2011

10.2	Employment Agreement with Vladimir Kravchenko, dated March 30, 2011

10.3	Employment Agreement with Peter Sidorenko, dated March 30, 2011

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-k to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2011	WELLTEK INCORPORATED
	By:	/s/ Mark Szporka
Mark Szporka
Chief Financial Officer